Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact: Lynda L. Glass EVP/Secretary & Chief Governance Officer 717.339.5085 lglass@acnb.com

ACNB CORPORATION REPORTS

THIRD QUARTER AND YEAR-TO-DATE RESULTS

GETTYSBURG, PA, November 3, 2017 — ACNB Corporation (NASDAQ: ACNB) today announced financial results for the third quarter and nine months ended September 30, 2017, including the nonrecurring expenses associated with the acquisition of New Windsor Bancorp, Inc. of Taneytown, Maryland, and its banking subsidiary, New Windsor State Bank. The Corporation reported net income of $1,912,000 or $0.27 earnings per share for the three months ended September 30, 2017, compared to net income of $2,768,000 or $0.46 earnings per share for the three months ended September 30, 2016. Net income for the nine months ended September 30, 2017 was $7,271,000 or $1.14 earnings per share, compared to net income of $8,297,000 or $1.37 earnings per share for the comparable period in the prior year.

Excluding the nonrecurring acquisition and integration expenses incurred in conjunction with the acquisition of New Windsor Bancorp, Inc. and New Windsor State Bank as well as the corresponding tax impact at the marginal tax rate, net income (non-GAAP) for the three and nine months ended September 30, 2017 would have been $4,655,000 or $0.66 earnings per share and $10,250,000 or $1.61 earnings per share, respectively, which represent a 68% and 24% increase, respectively, over the comparable results for the three and nine months ended September 30, 2016.

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“On July 1, 2017, ACNB Corporation welcomed the shareholders, customers and employees of New Windsor Bancorp, Inc. and New Windsor State Bank,” said James P. Helt, ACNB Corporation President & CEO. “The acquisition of New Windsor Bancorp, Inc. and its banking subsidiary is part of ACNB Corporation’s long-term strategic plan to enhance shareholder value by systematically and methodically expanding into new geographic markets and growing our customer base. We believe that in order for the Corporation to achieve its goals we must continue to grow both our top line and bottom line results.”

He continued, “As we see from our financial results today, the New Windsor Bancorp, Inc. acquisition is already adding to our top line and, after giving effect to the nonrecurring merger-related expenses accounted for under GAAP, we believe that this acquisition positively impacts and accretes to our bottom line and earnings per share. We are pleased with our results to date. We have had a smooth acquisition and successful systems integration. Operations are proceeding as planned. The nonrecurring merger-related expenses were in line with previously announced amounts. And, we are currently on track to meet or exceed our projected cost savings from the acquisition of approximately 27%.”

Total revenues for the third quarter and nine months ended September 30, 2017 were $17,492,000 and $43,399,000, respectively, or 40% and 17% increases, respectively, over total revenues for the comparable periods ended September 30, 2016 of $12,486,000 and $37,206,000, respectively.

Total interest income for the three and nine months ended September 30, 2017 were $15,109,000 and $36,604,000, respectively, or 48% and 21% increases, respectively, over total interest income for the comparable periods ended September 30, 2016 of $10,181,000 and $30,155,000, respectively.

Financial results for the three and nine months ended September 30, 2017 included $2,743,000 and $2,979,000, net of tax, respectively, of nonrecurring acquisition and integration expenses associated with the acquisition of New Windsor Bancorp, Inc., or a total of $0.39 and $0.47, respectively, of earnings per share. The third quarter is the first reporting period reflecting results inclusive of New Windsor Bancorp, Inc., which the Corporation acquired on July 1, 2017. On July 24, 2017, the Corporation completed the core systems conversion of New Windsor State Bank, now NWSB Bank, a division of ACNB Bank, the banking subsidiary of ACNB Corporation.

Loans

Total loans increased $328,460,000 from December 31, 2016, and $364,347,000 from September 30, 2016, including $263,450,000 of loans acquired through New Windsor Bancorp, Inc. Organic loan growth, which excludes the loans acquired through New Windsor Bancorp, Inc., was $65,010,000, or 7%, for the nine months ended September 30, 2017, and was $100,897,000, or 12%, in comparison to September 30, 2016. The organic growth in loans was primarily in commercial business, commercial real estate and residential real estate loans.

Deposits

Total deposits increased $344,263,000 from December 31, 2016, and $346,337,000 from September 30, 2016, primarily due to $293,333,000 of deposits acquired through New Windsor Bancorp, Inc. Organic deposit growth, which excludes the deposits acquired through New Windsor Bancorp, Inc., was $50,930,000, or 5%, for the nine months ended September 30, 2017, and was $53,004,000, or 5%, in comparison to September 30, 2016. The organic growth in deposits was a result of increases in both non-interest bearing and interest bearing accounts.

Net Interest Income and Margin

Net interest income increased $4,377,000 to $13,562,000 for the third quarter of 2017 from the same period in 2016. Net interest income increased $5,637,000 to $32,859,000 for the nine months ended September 30, 2017 from the same period in the prior year. The net interest margin for the third quarter of 2017 was 3.66%, compared to 3.30% for the third quarter of 2016. The net interest margin for the nine months ended September 30, 2017 was 3.48%, compared to 3.36% for the same period in the prior year. The increases in net interest income and net interest margin during the third quarter of 2017 and year-to-date 2017 were mainly due to the impact of the New Windsor Bancorp, Inc. acquisition, which included a full quarter of average net interest-earning assets acquired.

Noninterest Income

Noninterest income for the quarter ended September 30, 2017 was $3,930,000, an increase of $629,000 or 19% from the third quarter of 2016. Noninterest income for the nine months ended September 30, 2017 was $10,540,000, an increase of $556,000 or 6% from the comparable period in the prior year. These increases include both revenue from fiduciary activities and commissions from insurance sales, which each grew 13% and 9%, respectively, for the nine months ended September 30, 2017.

Noninterest Expense

Noninterest expense for the quarter ended September 30, 2017 was $14,867,000, an increase of $6,087,000 or 69% compared to the third quarter of 2016. Noninterest expense for the nine months ended September 30, 2017 was $33,501,000, an increase of $7,400,000 or 28% from the comparable period in the prior year. Acquisition and integration expenses related to the acquisition of New Windsor Bancorp, Inc. were $4,305,000 for the three months ended September 30, 2017, and $4,675,000 for the nine months ended September 30, 2017. Salaries and employee benefit expense increased $1,135,000 for the quarter and $1,788,000 for the nine months ended September 30, 2017, primarily attributable to higher staffing levels resulting from the New Windsor Bancorp, Inc. acquisition and additional staff hired to support revenue generation across all business lines.

Dividends

Quarterly cash dividends paid to ACNB Corporation shareholders for the first nine months of 2017 totaled $3,829,000, or $0.60 per share.  In the first nine months of 2016, $0.60 per share was also paid in quarterly cash dividends.

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.  Originally founded in 1857, ACNB Bank serves its marketplace with banking and trust services via a network of 22 retail banking offices located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York. In addition, NWSB Bank, a division of ACNB Bank, serves its marketplace with banking and investment services via a network of seven retail banking offices located in Carroll County, MD. The other wholly-owned subsidiary of ACNB Corporation is Russell Insurance Group, Inc., its insurance subsidiary. Russell Insurance Group, Inc. offers a broad range of commercial and personal insurance lines with licenses in 43 states, including Pennsylvania and Maryland, through offices in Westminster, Carroll County, and Germantown, Montgomery County, MD. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

Non-GAAP Financial Measures

ACNB Corporation uses non-GAAP financial measures to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In the event of such a disclosure or release, the Securities and Exchange Commission’s (SEC) Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

Management believes merger-related expenses are not organic costs attendant to operations and facilities. These charges principally represent expenses to satisfy contractual obligations of the acquired entity, without any useful benefit to us, to convert and consolidate the entity’s records, systems and data onto our platforms, and professional fees related to the transaction. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

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SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include but are not limited to the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the new capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic deterioration and the prolonged economic malaise on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; slow economic conditions; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of ACNB’s brand and protect ACNB’s intellectual property rights; continued relationships with major customers; and, potential impacts to ACNB from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission.

ACNB #2017-29

November 3, 2017

ACNB CORPORATION

Financial Highlights

Unaudited Consolidated Condensed Statements of Income

Dollars in thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
INCOME STATEMENT DATA
Interest income	$15,109	$10,181	$36,604	$30,155
Interest expense	1,547	996	3,745	2,933
Net interest income	13,562	9,185	32,859	27,222
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	13,562	9,185	32,859	27,222
Other income	3,930	3,301	10,540	9,984
Merger-related expenses	4,305	—	4,675	—
Other expenses	10,562	8,780	28,826	26,101
Income before income taxes	2,625	3,706	9,898	11,105
Provision for income taxes	713	938	2,627	2,808
Net income	$1,912	$2,768	$7,271	$8,297
Basic earnings per share	$0.27	$0.46	$1.14	$1.37

NON-GAAP MEASURES
INCOME STATEMENT DATA
Net income	$1,912	$2,768	$7,271	$8,297
Merger-related expenses, net of income taxes	2,743	—	2,979	—
Net income (non-GAAP)	$4,655	$2,768	$10,250	$8,297
Basic earnings per share (non-GAAP)	$0.66	$0.46	$1.61	$1.37

Unaudited Selected Financial Data

Dollars in thousands, except per share data

BALANCE SHEET DATA	September 30, 2017	September 30, 2016	December 31, 2016
Assets	$1,607,635	$1,208,869	$1,206,320
Securities	$205,761	$201,502	$198,558
Loans, total	$1,236,370	$872,023	$907,910
Allowance for loan losses	$14,105	$14,488	$14,194
Deposits	$1,311,884	$965,547	$967,621
Borrowings	$130,656	$112,003	$108,840
Stockholders’ equity	$153,256	$120,754	$120,061
COMMON SHARE DATA
Basic earnings per share	$1.14	$1.37	$1.80
Cash dividends paid per share	$0.60	$0.60	$0.80
Book value per share	$21.83	$19.92	$19.80
Number of common shares outstanding	7,019,645	6,061,062	6,064,138
SELECTED ASSET QUALITY RATIOS
Non-performing loans to total loans	0.67%	0.63%	0.64%
Net charge-offs to average loans outstanding	0.01%	0.03%	0.06%
Allowance for loan losses to total loans	1.14%	1.66%	1.56%
Allowance for loan losses to non-performing loans	169.51%	261.85%	242.76%